EXHIBIT (j)(1)

POWER OF ATTORNEY

The undersigned directors and officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint Thomas J. White, Katherine P. Cody and Brian F. Kreger, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable life insurance policies to be issued through the Farmers Variable Life Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	Product Name and File Number
Farmers Variable Life Separate Account A	Product Name: Farmers Variable Life Securities Act File Number: 333-84023 Investment Company Act File Number: 811-09507
Product Name: Accumulator VUL Securities Act File Number: 333-100287 Investment Company Act File Number: 811-09507
Product Name: Farmers EssentialLife® Variable Universal Life Securities Act File Number: 333-149540 Investment Company Act File Number: 811-09507

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date

/s/ Paul N. Hopkins Paul N. Hopkins	Director	March 31, 2010

/s/ Thomas J. White Thomas J. White	Director	March 25, 2010

/s/ Debra Broek-DeBoer Debra Broek-DeBoer	Director	March 31, 2010

Signature	Title	Date

/s/ Kevin Hogan Kevin Hogan	Director	March 31, 2010

/s/ Gary R. Severson Gary R. Severson	Director	March 29, 2010

/s/ Stanley R. Smith Stanley R. Smith	Director	March 29, 2010

/s/ John F. Sullivan, Jr. John F. Sullivan, Jr.	Director	March 30, 2010

/s/ Katherine P. Cody Katherine P. Cody	Director	March 30, 2010